Exhibit 99.1

SmartRent Appoints Hiroshi Okamoto as Chief Financial Officer

Okamoto’s experience spans finance and business development
to entrepreneurship and investment

SCOTTSDALE, Ariz., April 28, 2022 – SmartRent, Inc. (NYSE: SMRT) (the “Company” or “SmartRent”), a leading provider of smart home and smart building automation for property owners, managers, developers, homebuilders and residents, today announced the appointment of Hiroshi Okamoto as chief financial officer (CFO). Joining the Company on May 9, 2022, he will be based at SmartRent’s headquarters in Scottsdale, Ariz.

“Hiroshi will play an important role in SmartRent’s operational excellence,” said Lucas Haldeman, CEO of SmartRent. “He brings an impressive track record of leadership in strategy, finance and accounting across early-stage growth companies and established innovators. We look forward to his perspective as we continue to expand our footprint and elevate our brand in the real estate enterprise technology space. I’m thrilled to welcome him to SmartRent’s executive team.”

Okamoto joins SmartRent from Kinkisharyo International, LLC, the U.S. subsidiary of The Kinki Sharyo Co., LTD, a global leader in urban transit, where he served as CFO since 2017. Previously he served as Managing Director of Touchstone Capital Group, overseeing cross-border investment banking services focused on Japanese real estate. He has a broad and rich portfolio of experience with finance and accounting, mergers and acquisitions, capital markets and business development. He has also been an entrepreneur, investor and advisor, having founded and sold two startups to publicly traded companies. Okamoto holds a Bachelor of Arts degree in Economics from UCLA and a Master of Business Administration from Harvard Business School.

“I admire SmartRent’s mission, model, and leadership, and am proud to join the team,” said Okamoto. “SmartRent has made a significant impact on the real estate industry in a short period of time, and I look forward to helping the team capitalize on the opportunities on the horizon.”

To ensure a smooth transition, Okamoto will work closely with SmartRent’s current CFO, Jonathan Wolter, who will step down on May 9, 2022, and remain with the Company as a consultant through the end of May.

Haldeman added: “I would like to thank Jon for all that he has done for SmartRent. His leadership and expertise have been critical to our success, and we appreciate his many contributions.”

About SmartRent

Founded in 2017, SmartRent, Inc. (NYSE: SMRT) is a comprehensive, one-stop real estate enterprise technology platform designed for property owners, managers and residents. SmartRent’s value-added suite of services, which includes both smart building hardware and cloud-based SaaS solutions, gives property managers seamless visibility and control over all their assets. This unmatched functionality enhances the resident experience and delivers cost savings, mitigates operational friction and risk and provides additional revenue opportunities for property owners. For more information, please visit smartrent.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company's expected future business and financial performance, and may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will" or similar expressions. Examples of forward-looking statements include, among others, statements regarding the expansion of the Company’s footprint, elevating the Company’s brand and expectations regarding growth opportunities. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC and on the SEC website, www.sec.gov. Understanding the information contained in these filings is important in order to fully understand the Company's reported financial results and our business outlook for future periods. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Contact

Evelyn León Infurna – SVP, Investor Relations

Phone: 480-371-2828

Email: investors@smartrent.com

Media Contact

Amanda Chavez – Director, Corporate Communications

Phone: 480-805-9811

Email: media@smartrent.com